EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

American Skandia Trust:

     We consent to the use in Post-Effective Amendment No. 26 to Registration Statement No. 33-24962 of our report dated February 10, 1998 appearing in the Statement of Additional Information which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlight s" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Princeton, New Jersey
April 30, 1998